Exhibit 99.1

Alto Ingredients Reports Second Quarter 2021 Results

•	Second Quarter Net Income of $8.1 million, or $0.11 per share
•	Second Quarter Adjusted EBITDA of $17.0 million

Sacramento, CA, August 3, 2021 – Alto Ingredients, Inc. (NASDAQ: ALTO), a leading producer of specialty alcohols and essential ingredients, reported its financial results for the second quarter ended June 30, 2021.

“In the second quarter, we produced our fifth consecutive quarter of gross profit and had net income of $8.1 million and Adjusted EBITDA of $17.0 million,” said Mike Kandris, CEO of Alto Ingredients. “For the first half of 2021, we generated net income of over $12 million and EBITDA of over $30 million representing a year-over-year improvement in EBITDA of $14 million, a further testament to the benefit of our transformation efforts. Through these efforts we have focused our business on our most profitable and strategic operations, strengthened our balance sheet and expect to repay the remaining term debt in 2021. As such, we are now pursuing opportunities to expand profitably through enhanced service offerings and products, reinvestment in infrastructure, and accretive vertical integration. And while our transformation is ongoing, we have a solid, profitable platform for long-term growth, creating value for our shareholders, partners, and employees.”

Financial Results for the Three Months Ended June 30, 2021 Compared to 2020

•	Net sales were $298.1 million, compared to $212.1 million.
•	Cost of goods sold was $282.9 million, compared to $180.9 million.
•	Gross profit was $15.2 million, compared to $31.2 million.
•	Selling, general and administrative expenses were $7.2 million, compared to $8.6 million.
•	Operating income was $6.1 million, compared to $22.6 million.
•	Income available to common stockholders was $8.1 million, or $0.11 per share, compared to $14.6 million, or $0.27 per share.
•	Adjusted EBITDA was $17.0 million, compared to $28.8 million.
•	Cash and cash equivalents were $50.8 million at June 30, 2021, compared to $47.7 million at December 31, 2020. In the second quarter, the company sold its fuel-grade ethanol production facility in Madera, California for total consideration of $28.3 million, comprised of $19.5 million in cash and $8.8 million in assumption of liabilities.

Financial Results for the Six Months Ended June 30, 2021 Compared to 2020

•	Net sales were $516.8 million, compared to $523.5 million.
•	Cost of goods sold was $487.8 million, compared to $505.2 million.
•	Gross profit was $29.1 million, compared to $18.3 million.
•	Selling, general and administrative expenses were $14.2 million, compared to $18.8 million.
•	Operating income was $11.7 million, compared to a loss of $0.5 million.
•	Income available to common stockholders was $12.4 million, or $0.17 per diluted share, compared to a loss of $10.8 million, or $0.20 per share.
•	Adjusted EBITDA was $30.4 million, compared to $16.5 million.

Second Quarter 2021 Results Conference Call

Management will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on Tuesday, August 3, 2021, and will deliver prepared remarks via webcast followed by a question-and-answer session.

The webcast for the call can be accessed from Alto Ingredients website at www.altoingredients.com.. Alternatively, you may dial the following number up to ten minutes prior to the scheduled conference call time: (877) 847-6066. International callers should dial 00-1 (970) 315-0267. The pass code will be 7292378. If you are unable to participate in the live call, the webcast will be archived for replay on Alto Ingredients’ website for one year. In addition, a telephonic replay will be available at 8:00 p.m. Eastern Time on Tuesday, August 3, 2021, through 8:00 p.m. Eastern Time on Tuesday, August 10, 2021. To access the replay, please dial (855) 859-2056. International callers should dial 00-1 (404) 537-3406. The pass code will be 7292378.

Use of Non-GAAP Measures

Management believes that certain financial measures not in accordance with generally accepted accounting principles ("GAAP") are useful measures of operations. The company defines Adjusted EBITDA as unaudited net income (loss) attributed to Alto Ingredients, Inc. before interest expense, interest income, provision (benefit) for income taxes, asset impairments, loss on extinguishment of debt, purchase accounting adjustments, fair value adjustments, and depreciation and amortization expense. A table is provided at the end of this release that provides a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net income (loss) attributed to Alto Ingredients, Inc. Management provides this non-GAAP measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company's performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to net income (loss) attributed to Alto Ingredients, Inc. or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider this measure in isolation or as a substitute for analysis of the company's results as reported under GAAP.

About Alto Ingredients, Inc.

Alto Ingredients, Inc. (ALTO), formerly known as Pacific Ethanol, Inc., is a leading producer of specialty alcohols and essential ingredients. The company is focused on products for four key markets: Health, Home & Beauty; Food & Beverage; Essential Ingredients; and Renewable Fuels. The company’s customers include major food and beverage companies and consumer products companies. For more information please visit www.altoingredients.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements and information contained in this communication that refer to or include Alto Ingredients’ estimated or anticipated future results or other non-historical expressions of fact are forward-looking statements that reflect Alto Ingredients’ current perspective of existing trends and information as of the date of the communication. Forward looking statements generally will be accompanied by words such as “anticipate,” “believe,” “plan,” “could,” “should,” “estimate,” “expect,” “forecast,” “outlook,” “guidance,” “intend,” “may,” “might,” “will,” “possible,” “potential,” “predict,” “project,” or other similar words, phrases or expressions. Such forward-looking statements include, but are not limited to, statements concerning Alto Ingredients’ plans, objectives, expectations and intentions. It is important to note that Alto Ingredients’ plans, objectives, expectations and intentions are not predictions of actual performance. Actual results may differ materially from Alto Ingredients’ current expectations depending upon a number of factors affecting Alto Ingredients’ business. These factors include, among others, adverse economic and market conditions, including for specialty alcohols and essential ingredients; export conditions and international demand for the company’s products; fluctuations in the price of and demand for oil and gasoline; raw material costs, including production input costs, such as corn and natural gas; and the effects – both positive and negative – of the coronavirus pandemic and its resurgence or abatement. These factors also include, among others, the inherent uncertainty associated with financial and other projections; the anticipated size of the markets and continued demand for Alto Ingredients’ products; the impact of competitive products and pricing; the risks and uncertainties normally incident to the specialty alcohol production and marketing industries; changes in generally accepted accounting principles; successful compliance with governmental regulations applicable to Alto Ingredients’ distilleries, products and/or businesses; changes in laws, regulations and governmental policies; the loss of key senior management or staff; and other events, factors and risks previously and from time to time disclosed in Alto Ingredients’ filings with the Securities and Exchange Commission including, specifically, those factors set forth in the “Risk Factors” section contained in Alto Ingredients’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2021.

Media Contact:

Bryon McGregor, Alto Ingredients, Inc., 916-403-2768, mediarelations@altoingredients.com

Company IR Contact:

Michael Kramer, Alto Ingredients, Inc., 916-403-2755, Investorrelations@altoingredients.com

IR Agency Contact:

Moriah Shilton, LHA Investor Relations, 415-433-3777, Investorrelations@altoingredients.com

ALTO INGREDIENTS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net sales	$298,110	$212,074	$516,844	$523,478
Cost of goods sold	282,877	180,892	487,774	505,186
Gross profit	15,233	31,182	29,070	18,292
Selling, general and administrative expenses	7,230	8,629	14,244	18,841
Asset impairments	1,900	-	3,100	-
Income (loss) from operations	6,103	22,553	11,726	(549)
Interest expense, net	(1,045)	(4,647)	(2,930)	(9,954)
Income from loan forgiveness	3,887	-	3,887	-
Fair value adjustments	-	(1,314)	-	(641)
Other income (expense), net	(555)	(1,738)	385	(1,158)
Income (loss) before benefit for income taxes	8,390	14,854	13,068	(12,302)
Benefit for income taxes	-	-	-	-
Consolidated net income (loss)	8,390	14,854	13,068	(12,302)
Net loss attributed to noncontrolling interests	-	110	-	2,166
Net income (loss) attributed to Alto Ingredients, Inc.	$8,390	$14,964	$13,068	$(10,136)
Preferred stock dividends	$(315)	$(315)	$(627)	$(630)
Income (loss) available to common stockholders	$8,075	$14,649	$12,441	$(10,766)
Net income (loss) per share, basic	$0.11	$0.27	$0.18	$(0.20)
Net income (loss) per share, diluted	$0.11	$0.27	$0.17	$(0.20)
Weighted-average shares outstanding, basic	71,260	54,498	70,808	54,163
Weighted-average shares outstanding, diluted	71,929	54,498	71,961	54,163

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

ASSETS	June 30, 2021	December 31, 2020
Current Assets:
Cash and cash equivalents	$50,796	$47,667
Accounts receivable, net	67,043	43,491
Inventories	58,251	37,925
Prepaid inventory	531	891
Derivative instruments	28,498	17,149
Assets held-for-sale	30,199	58,295
Other current assets	8,932	8,628
Total current assets	244,250	214,046
Property and equipment, net	221,327	229,486
Other Assets:
Right of use operating lease assets, net	13,509	11,046
Notes receivable	12,775	14,337
Intangible asset	2,678	2,678
Other assets	4,665	5,225
Total other assets	33,627	33,286
Total Assets	$499,204	$476,818

ALTO INGREDIENTS, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(unaudited, in thousands, except par value)

LIABILITIES AND STOCKHOLDERS’ EQUITY	June 30, 2021	December 31, 2020
Current Liabilities:
Accounts payable – trade	$30,029	$13,047
Accrued liabilities	15,977	11,101
Current portion – operating leases	3,171	2,180
Current portion – long-term debt	23,660	25,533
Derivative instruments	20,174	-
Liabilities held-for-sale	10,478	19,542
Other current liabilities	7,255	15,524
Total current liabilities	110,744	86,927

Long-term debt, net of current portion	56,848	71,807
Operating leases, net of current portion	10,188	8,715
Other liabilities	13,405	13,134
Total Liabilities	191,185	180,583

Stockholders’ Equity:
Alto Ingredients, Inc. Stockholders’ Equity:
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: no shares issued and outstanding as of June 30, 2021 and December 31, 2020 Series B: 927 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1	1
Common stock, $0.001 par value; 300,000 shares authorized; 72,811 and 72,487 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	73	72
Non-voting common stock, $0.001 par value; 3,553 shares authorized; 1 share issued and outstanding as of June 30, 2021 and December 31, 2020	-	-
Additional paid-in capital	1,035,980	1,036,638
Accumulated other comprehensive expense	(3,878)	(3,878)
Accumulated deficit	(724,157)	(736,598)
Total Stockholders’ Equity	308,019	296,235
Total Liabilities and Stockholders’ Equity	$499,204	$476,818

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands) (unaudited)	2021	2020	2021	2020
Net income (loss) attributed to Alto Ingredients, Inc.	$8,390	$14,964	$13,068	$(10,136)
Adjustments:
Interest expense	1,045	4,647	2,930	9,954
Interest income	(186)	(172)	(370)	(172)
Asset impairments	1,900	-	3,100	-
Fair value adjustments	-	1,314	-	641
Depreciation and amortization expense*	5,811	8,089	11,669	16,205
Total adjustments	8,570	13,878	17,329	26,628
Adjusted EBITDA	$16,960	$28,842	$30,397	$16,492

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* Adjusted for noncontrolling interests.

Commodity Price Performance

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2021	2020	2021	2020
Fuel-grade ethanol production gallons sold (in millions)	41.4	27.0	80.4	127.2
Specialty alcohol production gallons sold (in millions)	24.3	29.9	43.3	52.2
Third party fuel-grade ethanol gallons sold (in millions)	59.3	73.9	113.3	136.3
Total gallons sold (in millions)	125.0	130.8	237.0	315.7

Total gallons produced (in millions)	63.6	47.6	121.5	163.9
Production capacity utilization	59%	40%	56%	60%

Average sales price per gallon	$2.41	$1.59	$2.17	$1.55
Average CBOT ethanol price per gallon	$2.30	$1.08	$2.00	$1.16

Corn cost per bushel – CBOT equivalent	$6.05	$3.39	$5.51	$3.59
Average basis	0.41	0.20	0.36	0.32
Delivered corn cost	$6.46	$3.59	$5.87	$3.91

Total essential ingredients tons sold (in thousands)	304.0	250.1	580.9	922.0
Co-product return % (1)	32.2%	46.5%	35.9%	41.8%

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(1) Essential ingredients revenue as a percentage of delivered cost of corn.

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